UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2025 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main, Suite 400, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(801) 639-0511

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NG	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 8.01 of this Current Report on Form 8-K (this “Current Report”) regarding the MIPA, the Backstop Agreement and the Warrants (each as defined in Item 8.01) is incorporated by reference into this Item 1.01.

The description of each of the MIPA, the Backstop Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached hereto as exhibits 2.1, 10.1, and 4.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 8.01 of this Current Report is incorporated into this Item 3.02 by reference.

In connection with the entry into the Backstop Agreement on April 22, 2025, NOVAGOLD Resources Inc. (“NOVAGOLD” or the “Company”) issued the Warrants, which are described in more detail in Item 8.01 below. The transactions under the Backstop Agreement are being conducted on a non-brokered, private placement basis. Each of the Investors (as defined below) has represented that it is an “accredited investor” and that it is acquiring the Warrants and any common shares purchased pursuant to the Backstop Agreement for investment only and not with a view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws.

The Warrants and any Subscribed Shares (as defined below) are subject to a four month hold period under Canadian securities laws expiring four months and a day following issuance. The Warrants, the Warrant Shares (as defined below) and the Subscribed Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any U.S. state securities laws, and were issued or will be issued (in the case of the shares issued upon exercise of the Warrants and the shares issued pursuant to the Backstop Agreement, if any) pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable U.S. state securities laws.

Item 8.01 Other Events

Overview of Acquisition Transaction and Funding Commitment

As described in more detail below, on April 22, 2025, NOVAGOLD and Paulson Advisers LLC (“Paulson”) announced that they had entered into a definitive agreement with Barrick Gold Corporation (“Barrick”) to acquire Barrick’s 50% interest in Donlin Gold LLC for $1.0 billion in cash (the “Acquisition”). Pursuant to the agreement, NOVAGOLD will increase its ownership interest in Donlin Gold LLC from 50% to 60%, with Paulson owning the remaining 40% interest in Donlin Gold LLC.

To finance NOVAGOLD’s portion of the Acquisition, funding commitments were obtained from Electrum Strategic Resources L.P. (“Electrum”), Paulson Advantage Plus Master Ltd. and Paulson Partners LP (together, “Paulson Investor”), and Kopernik Global Investors, LLC, on behalf of investment funds and accounts managed by it (“Kopernik”, together with Electrum and Paulson Investor, the “Investors”), to subscribe for up to $170 million of the Company’s common shares at $3.00 per share, with the balance of $30 million to be funded from NOVAGOLD’s available cash (the “Treasury Commitment”). As part of the funding agreement, the Investors will receive five-year warrants to purchase an aggregate of 25.5 million common shares at $3.00 per share.

At the closing of the transaction, NOVAGOLD and Paulson will enter into an amended and restated limited liability company agreement governing Donlin Gold (the “LLC Agreement”), pursuant to which NOVAGOLD and Paulson will have equal governance rights. The Acquisition is expected to close in the second calendar quarter of 2025.

Prior to the transactions discussed herein, (i) Electrum is the Company’s largest shareholder and beneficially held approximately 25.46% of the Company’s outstanding common shares on a partly diluted basis, (ii) Paulson is the Company’s second largest shareholder and beneficially held approximately 8.14% of the Company’s outstanding common shares on a partly diluted basis, and (iii) Kopernik beneficially held approximately 5.42% of the Company’s outstanding common shares on a partly diluted basis. Each of the Investors are considered to be related parties. The Acquisition and the Backstop Agreement were approved by the Company’s Board of Directors as well as a Special Committee of the Board composed entirely of independent directors who are also independent of Electrum.

Following the closing of the Acquisition and pursuant to discussions with Paulson, the Company anticipates that Donlin Gold LLC will, among other things:

•	Shift the 2025 drill program’s focus to the conversion and expansion of Donlin Gold’s reserves and resources
•	Commence the various workstreams to prepare a new feasibility study pursuant to S-K 1300 and NI 43-101 standards
•	Advance technical work and engineering designs;
•	Enhance social license and community outreach initiatives with partners and landowners, Calista Corporation (“Calista”) and The Kuskokwim Corporation (TKC)

Membership Interest Purchase Agreement

On April 22, 2025, the Company, Barrick Gold U.S. Inc (“Barrick Gold”), Barrick, Paulson Advantage Plus Master Ltd. (“Paulson Advantage”), Paulson Partners LP (“Paulson”), Donlin Gold Holdings LLC, a subsidiary of Paulson Advantage and Paulson (“Donlin Holdings”), and NovaGold Resources Alaska, Inc., a subsidiary of the Company (“NGRA”), entered into a membership interest purchase agreement (the “MIPA”) whereby Barrick Gold agreed to sell to Donlin Holdings and NGRA all of its interests in Donlin Gold LLC (“Donlin Gold”) for aggregate consideration of up to $1,000,000,000, subject to the terms and conditions of the MIPA.

As of signing, the Company, through NGRA, owned 50% of the interests in Donlin Gold, which directly owns the Donlin Gold project (the “Donlin Gold Project”). Pursuant to the terms of the MIPA, Donlin Holdings would purchase 80% of Barrick Gold’s membership interests in Donlin Gold (40% of the aggregate outstanding membership interests) for a total of $800 million and NGRA would purchase 20% of Barrick Gold’s membership interests in Donlin Gold (10% of the aggregate outstanding membership interests) for a total of $200 million. If NGRA fails to purchase its 20% membership interests under the MIPA, Donlin Holdings is required to purchase those interests, which in that instance, Donlin Holdings would purchase 100% of Barrick Gold’s membership interests (50% of the aggregate outstanding membership interests).

In addition to the $1 billion aggregate purchase price, NGRA and Donlin Holdings shall pay to Barrick Gold their respective pro rata share of the amounts paid by Barrick Gold to Donlin Gold pursuant to Donlin Gold’s cash calls from the effective date of the MIPA until the closing of the Acquisition.

Each of the parties also made customary representations, warranties, indemnities and covenants pursuant to the MIPA, including representations and covenants relating to the availability of funds. In additional to the customary closing conditions and requirements for regulatory approvals, the MIPA provides that the following agreements will be entered into at the closing of the Acquisition:

•	A short-term transition services agreement for certain administrative tasks currently performed by Barrick for Donlin Gold
•	An indemnity and release which provides for a post-closing environmental indemnity by Donlin Gold for the benefit of Barrick. NGRA and the Company shall provide a guarantee of Donlin Gold’s obligations under the indemnity agreement
•	An intellectual property licensing agreement which permits Donlin Gold to use on a nonexclusive and royalty-fee, fee-free, fully-paid basis certain patents owned by Barrick relating to the development of the Donlin Gold Project. The licensing agreement also provides for a license back to Barrick on an irrevocable (except as otherwise in the license agreement), perpetual, royalty-free, fee-free, and fully paid up, non-exclusive license with respect to any improvements made by Donlin Gold on such intellectual property
•	An amended and restated note and security agreement between NGRA and Barrick Gold (as discussed in more detail below)

The MIPA may be terminated and the transactions contemplated thereby abandoned: (A) by mutual written consent of the parties at any time prior to Closing; (B) by Donlin Holdings or NGRA if certain closing conditions in the MIPA in favor of the purchasers cannot be satisfied by the date that is 180 days following the effective date of the MIPA (the “Outside Date”), and such condition is not waived, or a material adverse effect regarding Donlin Gold has occurred and is unable to be cured by the Outside Date; (C) by Barrick Gold if certain closing conditions in the MIPA in favor of Barrick Gold cannot be satisfied by the Outside Date, and such condition is not waived; or (D) if a governmental body having jurisdiction over any party to the transaction has enjoined or prohibited the consummation of the transaction, subject to certain conditions in the MIPA.

Backstop Agreement

On April 22, 2025, the Company entered into a backstop agreement (“Backstop Agreement”) with the Investors to secure financing for the Company’s $200 million obligation under the MIPA. Pursuant to the terms of the Backstop Agreement the Investors agreed to purchase, on a non-brokered, private placement basis, up to $170 million in the Company’s common shares at $3 per share (up to 56,666,667 common shares in the aggregate (the “Subscribed Shares”). Pursuant to the Backstop Agreement, Paulson Investor has committed up to $85 million, Electrum has committed up to $42.5 million and Kopernik has committed up to $42.5 million.

If the Company chooses to utilize the Backstop Agreement, the private placement would close two business days prior to the completion of the Acquisition (the “Backstop Closing Date”). The proceeds from the Backstop Agreement are limited to the funding of the Acquisition by NGRA under the MIPA. The Company may, but is not required to, seek alternative financing in lieu of the private placement pursuant to the Backstop Agreement. If the Company seeks an alternative financing prior to the Backstop Closing Date, the first $30 million of capital raised in an alternative financing shall be used to fund the Company’s Treasury Commitment; thereafter, the aggregate commitment of all Investors under the Backstop Agreement is reduced dollar-for-dollar for each dollar of capital raised by the Company in such alternative financings, with each Investor’s individual commitment being ratably reduced.

In consideration for entering into the Backstop Agreement, the Company issued an aggregate of 25,500,000 warrants to purchase the Company’s common shares (the "Warrants"), with each Warrant entitling the holder thereof to purchase one common share (a “Warrant Share”) at an exercise price of $3.00 per Warrant Share for a period of five years from the date of issuance. The Warrants were issued in the following amounts: (i) 12,750,000 Warrants to Paulson Investor; (ii) 6,375,000 Warrants to Electrum; and (iii) 6,375,000 Warrants to Kopernik. The Warrants issued to Paulson Investor included a blocker provision preventing the exercise of the warrant if doing so would cause the holder of the warrant to exceed beneficial ownership of greater than 9.99% of the Company’s common shares, which provision can be waived upon 61 days’ notice. The Warrants issued to Kopernik included a blocker provision preventing the exercise of the warrant if doing so would cause the holder of the warrant to exceed beneficial ownership of greater than 19.99% of the Company’s common shares, which provision can be waived upon 61 days’ notice.

If the Company seeks an alternative financing in the form of an underwritten public offering and, if requested by the managing underwriter(s) of such public offering, each Investor agreed that it will use reasonable commercial efforts to enter into a customary lock-up agreement with such managing underwriter(s), in such form as shall be reasonably agreed to by such managing underwriter(s) and the Investor, covering a lock-up period not to exceed ninety (90) days from the date of the underwriting agreement related to such public offering.

The Backstop Agreement further provides the Investors with registration rights, pursuant to which the Company has agreed to, among other things, file within fifteen (15) business days after the closing date of the Acquisition a registration statement with the U.S. Securities Exchange Commission registering the resale of the Subscribed Shares and the Warrant Shares and to cause such registration statement to remain effective until the earlier of (a) three (3) years from the issuance of the Subscribed Shares, (b) the date on which all of the Subscribed Shares and Warrant Shares shall have been sold, or (c) the first date on which each Investor can sell all of its Subscribed Shares and/or Warrant Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act of 1933, as amended, without limitation as to the manner of sale or the amount of such securities that may be sold. The Backstop Agreement also contains customary indemnification and other provisions customary for registration rights of this type.

Amended and Restated LLC Agreement

NGRA previously entered into a limited liability company agreement with Barrick Gold and Donlin Gold (“LLC Agreement”) dated December 1, 2007, as amended from time to time. Upon the closing of the Acquisition, Donlin Holdings, NGRA and Donlin Gold will enter into an amended and restated LLC Agreement.

Pursuant to the terms of the anticipated amended and restated LLC Agreement, the primary amendments to the existing LLC Agreement consist of the following:

•	The existing deadlock provision contained in Article XVI of the current LLC Agreement will be replaced with a provision of non-binding mediation.
•	Consistent with the current LLC Agreement, the funding for Donlin Gold will be shared by both parties based on their percentage ownership. For example, if NGRA holds 60% of the membership interests of Donlin Gold, it will have the responsibility to fund 60% of the expenses of Donlin Gold. However, the intent is for the parties to have equal governance rights, such that, if NGRA acquires the additional 10% interest in Donlin Gold, there is a provision in the LLC Agreement which provides that NGRA's voting interest will always be 10% less than its ownership interest and Paulson's will always be 10% greater. If, however, NGRA does not acquire any additional interests in the Acquisition, there will be no such adjustment to the voting percentages.
•	The parties will agree to manage the operations of Donlin Gold in a manner to avoid adverse tax consequences to the parties, including pursuant to Section 4943 of the Internal Revenue Code.
•	Certain provisions in the current LLC Agreement will be deleted or amended as a result of such provisions being outdated or no longer relevant due to the current development and permitting status of Donlin Gold.

Amended and Restated Note and Security Agreement

Pursuant to the existing LLC Agreement for Donlin Gold, the Company agreed to reimburse Barrick out of future mine production cash flow for a portion of Barrick’s prior expenditures on the Donlin Gold project. As of February 28, 2025, the promissory note, including accrued interest, amounted to approximately $155.1 million. The promissory note carries an interest rate of U.S. prime plus 2%, compounded semi-annually.

Pursuant to the MIPA, NGRA and Barrick Gold will amend and restate the promissory note primarily to (i) modify the security package in order to exclude any property held by Donlin Gold, but ensure it remains secured by NGRA’s right title and interest to proceeds from Donlin Gold, (ii) to provide that NGRA will make an irrevocable direction to Donlin Gold to specify that Donlin Gold shall distribute to Barrick Gold, until the promissory note is fully repaid, 85% of the processed products, cash and other assets; and payments of 5% of certain net proceeds specified in the promissory note, and (iii) provide the ability for NGRA to prepay and retire the promissory note for an aggregate of $100 million during the eighteen-month period following the closing of the Acquisition.

As of April 22, 2025, Barrick Gold and NGRA also entered into a side letter which provides NGRA the option to prepay the existing promissory note for an aggregate of $90 million prior to the closing of the Acquisition.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include the anticipated timing and benefits of the Acquisition, anticipated plans for the new partnership and Donlin Gold following the completion of the Acquisition, and related information. Such information is intended to assist readers in understanding NOVAGOLD’s current expectations and plans relating to the future. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from expectations include failure to satisfy or waive the closing conditions to the Acquisition, the need for additional financing to complete an updated feasibility study and to explore and develop properties and availability of financing in the debt and capital markets; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement among the Company, Barrick Gold U.S. Inc., Barrick Gold Corporation, Paulson Advantage Plus Master Ltd., Paulson Partners LP, Donlin Gold Holdings LLC, and Novagold Resources Alaska, Inc. dated April 22, 2025
4.1	Form of Warrant
10.1	Backstop Agreement dated April 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#       Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2025	NOVAGOLD RESOURCES INC.

	By:	/s/ Peter Adamek
Peter Adamek
Vice President and Chief Financial Officer